Exhibit 10.27
SECOND AMENDMENT TO CREDIT AGREEMENT
          THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 28, 2008 (this “Amendment”), is among TECHTEAM GLOBAL, INC., a Delaware corporation (the “Borrower”), the lenders set forth on the signature pages hereof (collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A. a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS
          A. The Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement, dated as of June 1, 2007, as amended by a First Amendment to Credit Agreement and Consent dated as of May 30, 2008 (as now and hereafter amended, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrower.
          B. The Borrower desires to amend the Credit Agreement and the Administrative Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.
TERMS
          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
ARTICLE 1.
AMENDMENTS
          Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:
     1.1 Section 6.01(e) shall be amended by deleting the reference in clause (ii) therein to “$1,000,000” and inserting “$2,000,000” in place thereof.
     1.2 Section 6.06 shall be amended and restated in its entirety to read as follows:
     SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and the Subsidiaries and (d) the Borrower may purchase up to 1,000,000 shares of its common stock in connection with the stock buyback program discussed with the Administrative Agent and the Lenders so long as (i) at the time of any purchase, no Event of Default or Default shall have occurred and be continuing, and (ii) the aggregate amount of such purchases does not exceed (A) during the period from October 28, 2008 through December 31, 2008, $1,000,000 and (B) during each calendar year thereafter until the Maturity Date, $3,000,000 each calendar year.
ARTICLE 2.
REPRESENTATIONS
          The Borrower represents and warrants to the Administrative Agent and the Lender that:
     2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Certificate of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.
     2.2 This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.
     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article III of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.
     2.4 No Event of Default or exists or has occurred and is continuing on the date hereof.
ARTICLE 3.
CONDITIONS OF EFFECTIVENESS
          This Amendment shall become effective upon the first date (the “Effective Date”) on which each of the following conditions to effectiveness have been satisfied:
     3.1 This Amendment shall be signed by the Borrower, the Administrative Agent and each Lender and delivered to the Administrative Agent.
     3.2 The Guarantors shall have executed the Consent and Agreement at the end of this Amendment.
     3.3 The Borrower shall have paid a closing fee to the Administrative Agent to be distributed to the Lenders as follows: (i) JPMorgan Chase Bank, N.A $15,625 and (ii) Bank of America, N.A. $9,375.
ARTICLE 4.
MISCELLANEOUS.
     4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.
     4.2 The Borrower agrees to pay and to save the Administrative Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Administrative Agent in connection with preparing this Amendment and the related documents.

     4.3 The Borrower acknowledges and agrees that the Administrative Agent and the Lender have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Administrative Agent and the Lender are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The Borrower represents and warrants that it is not aware of any claims or causes of action against the Administrative Agent or any Lender, any participant lender or any of their successors or assigns.
     4.4 Except as expressly amended hereby, the Borrower agrees that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Borrower in connection with the Credit Agreement in favor of the Administrative Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
     4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of October 28, 2008.

TECHTEAM GLOBAL, INC.
By:	/s/ Margaret M. Loebl
Its: V.P., CFO, Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Individually as a Lender
By:	/s/ Dennis Camilleri
Its: Vice President

BANK OF AMERICA, N.A., a national banking association, as successor by merger to LaSalle Bank Midwest N.A.
By:	/s/ Neil Hilton
Its: Vice President

CONSENT AND AGREEMENT
          As of the date and year first above written, the undersigned hereby:
          (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby and agrees to all terms and provisions of the above Amendment applicable to it;
          (b) agrees that each Guaranty and all other agreements executed by the undersigned in connection with the Credit Agreement or otherwise in favor of the Administrative Agent or the Lenders (collectively, the “Security Documents”) are hereby ratified and confirmed and shall remain in full force and effect, as amended, and the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Security Document; and
          (c) acknowledges that its consent and agreement hereto is a condition to the Lenders’ obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.

TECHTEAM GLOBAL, INC.

By: Title:	Margaret M. Loebl V.P., CFO, Treasurer

TECHTEAM CYNTERGY, L.L.C.

By: Title:	/s/ Michael A. Sosin Manager

TECHTEAM GOVERNMENT SOLUTIONS, INC.

By: Title:	/s/ Michael A. Sosin Secretary

SYTEL, INC.

By: Title:	/s/ Michael A. Sosin Secretary

ONVAIO, LLC

By: TechTeam Global, Inc., its sole member

By: Title:	/s/ Michael A. Sosin Vice President